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                                                                    EXHIBIT 23.3


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by refernce in this Registration Statement on Form S-8 of our report dated March 19, 1999, except as to reverse stock split described in Note 10 which is as of May 5, 2000 relating to the financial statements, which appears in Valicert, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

San Jose, California                            /s/ PricewaterhouseCoopers LLP
February 4, 2002                                ------------------------------
                                                PricewaterhouseCoopers LLP